As filed with the U.S. Securities and Exchange Commission on June 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORTY SEVEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	47-4065674
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Forty Seven, Inc.

1490 O’Brien Drive, Suite A

Menlo Park, California 94025

(650) 352-4150

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark A. McCamish, M.D., Ph.D.

President and Chief Executive Officer

Forty Seven, Inc.

1490 O’Brien Drive, Suite A

Menlo Park, California 94025

(650) 352-4150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric C. Jensen John T. McKenna Ryan M. Spiers Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Bruce K. Dallas Sarah K. Solum Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ (File No. 333-225390)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.

☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common stock, par value $0.0001 per share	385,250	$16.00	$6,164,000	$768

(1)	Includes 50,250 shares that the underwriters have the option to purchase.
(2)

The Registrant is registering 385,250 shares pursuant to this Registration Statement, which shares are in addition to the 7,705,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-225390).

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended.
(4)	The registration fee is based upon the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Forty Seven, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-225390) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on June 1, 2018, and which the Commission declared effective on June 27, 2018.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 385,250 shares, 50,250 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock to cover over-allotments. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Form of Opinion of Cooley LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-1 (File No. 333-225390) filed on June 1, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, California on June 27, 2018.

FORTY SEVEN, INC.

By:	/S/ MARK A. MCCAMISH
Name:	Mark A. McCamish, M.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ MARK A. MCCAMISH Mark A. McCamish, M.D.	President and Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2018
/S/ ANN D. RHOADS Ann D. Rhoads	Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2018
* Kristine M. Ball	Director	June 27, 2018
* Jeffrey W. Bird, M.D.	Director	June 27, 2018
* Ian T. Clark	Director	June 27, 2018
* Dennis J. Henner, Ph.D.	Director	June 27, 2018
* Ravindra Majeti, M.D.	Director	June 27, 2018
* Christopher J. Schaepe	Director	June 27, 2018
* Irving L. Weissman, M.D.	Director	June 27, 2018

*By	/S/ MARK A. MCCAMISH
Mark A. McCamish, M.D.
Attorney-in-Fact